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                                                                    EXHIBIT 10.7
                                AMENDMENT NO. 6

          AMENDMENT NO. 6, dated as of October 22, 1998 (this "Amendment"), between TrizecHahn Centers Inc., a California corporation ("THCI"), The Rouse Company, a Maryland corporation ("Rouse"), and Westfield America, Inc., a Missouri corporation ("Westfield" and, together with Rouse the "Acquirors").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, THCI, Rouse and Westfield are parties to an Asset Purchase Agreement, dated as of April 6, 1998, as amended by the following amendments:
Amendment No. 1 dated as of July 31, 1998, Amendment No. 2 dated as of August 31, 1998, Amendment No. 3 dated as of September 22, 1998, Amendment No. 4 dated as of September 25, 1998, and Amendment No. 5 dated as of October 7, 1998 (together, the "Asset Purchase Agreement"; terms not otherwise defined herein are defined in the Asset Purchase Agreement);

          WHEREAS, THCI, Rouse and Westfield desire to further amend the Asset Purchase Agreement as set forth in this Amendment; and

          WHEREAS, pursuant to Section 12.09 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended by the parties hereto.

          NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      AMENDMENTS TO THE PURCHASE AGREEMENT

     SECTION 1.01. Towson Town Center. THCI and certain of its Affiliates are now the owner of 100% of the partnership interests in Towson Town Center Associates, a Maryland general partnership ("TTCA"). Pursuant to Articles of Organization dated October 15, 1998 and filed on October 19, 1998, TTCA was converted into Towson TC, LLC, a Maryland limited liability company ("Towson TC, LLC "). The sole member of Towson TC, LLC is Towson Town Center Associates, a Maryland general partnership formed on October 19, 1998 ("New TTCA"). New TTCA shall constitute a "THCI Partnership" and Towson TC, LLC shall constitute a "Partnership" for purposes of the Asset Purchase Agreement. In addition, the 100% membership interest held by New TTCA in Towson TC, LLC shall constitute a "Partnership Interest" for purposes of the Asset Purchase Agreement. Towson Town Center, Inc. a Delaware corporation, shall constitute a "THCI Subsidiary" for purposes of Section 9.02(a)(iv) of the Asset Purchase Agreement. Section 1.01(A) of the THCI Disclosure Schedule for the Towson Town Center Property (item P.) is hereby amended by (i) under the Partnership column (in row P.), deleting "H-T Associates" and substituting therefor "Towson TC, LLC", (ii) under the Second Tier Partnership column (in row P.), deleting "Towson Town

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Center Associates", and (iii) under the Transfer of column (in row P.), deleting
"Property Assets" and substituting therefor "Partnership Interest in Towson TC, LLC."

                                   ARTICLE II

                               GENERAL PROVISIONS

     SECTION 2.01.  Authority; Effect on Asset Purchase Agreement.

          (a)  THCI hereby represents as follows:

               (i) THCI has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Asset Purchase Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (ii) The execution and delivery of this Amendment by THCI and the consummation by THCI of the transactions contemplated by the Asset Purchase Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of THCI are necessary to authorize this Amendment or to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (iii) This Amendment has been duly and validly executed and delivered by THCI and, assuming the due authorization, execution and delivery by Rouse and Westfield, the Asset Purchase Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of THCI, enforceable against THCI in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

          (b) Rouse and Westfield each, severally but not jointly, hereby represents as follows:

               (i) Such Acquiror has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Asset Purchase Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (ii) The execution and delivery of this Amendment by such Acquiror and the consummation by them of the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of such

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     Acquiror is necessary to authorize this Amendment or to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (iii) This Amendment has been duly and validly executed and delivered by such Acquiror and, assuming the due authorization, execution and delivery by THCI, the Asset Purchase Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of such Acquiror, enforceable against such Acquiror in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

          (c) Except as amended hereby, the provisions of the Asset Purchase Agreement are and shall remain in full force and effect.

     SECTION 2.02. Counterparts. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 2.03. Governing Law. This Amendment shall be governed in the same manner as provided in Section 12.10 of the Asset Purchase Agreement.

     IN WITNESS WHEREOF, THCI, Rouse and Westfield have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                        TRIZECHAHN CENTER INC.

                        By:    /s/ Neil Jacob
                             --------------------------------------------
                             Name:  Neil Jacob
                             Title: Vice President

                        THE ROUSE COMPANY

                        By:    /s/ Richard E. Galen
                             -------------------------------------------
                             Name:  Richard E. Galen
                             Title: Vice President


                        WESTFIELD AMERICA, INC.

                        By:    /s/ Irv Hepner
                             -------------------------------------------
                             Name:  Irv Hepner
                             Title: Secretary

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